UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 2008

Lev Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200

New York, NY 10017

(Address and zip code of principal executive offices)

(212) 682-3096

(Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

Lev Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated July 15, 2008 (the “Merger Agreement”), with ViroPharma Incorporated, a Delaware corporation (“ViroPharma”), and HAE Acquisition Corp. (“Merger Sub”), that provides for the acquisition of the Company by ViroPharma by means of a merger (the “Merger”) of Merger Sub with and into the Company. As a result of the Merger, the Company will become a wholly owned subsidiary of ViroPharma. The Merger Agreement provides that, upon consummation of the Merger, each share of common stock, par value $.01 per share, of the Company (“Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than any shares of Company Common Stock owned by the Company or ViroPharma or their wholly owned subsidiaries or as to which statutory appraisal rights are perfected) will be converted into the right to receive (i) that number of shares of common stock, par value $.002 per share (“ViroPharma Common Stock”), of the Company equal to the quotient determined by dividing $0.50 by the Average Closing Price (the “Exchange Ratio”); provided, that, if the Average Price is less than $10.03, the Exchange Ratio will be 0.050 and if the Average Closing Price is greater than $15.68, the Exchange Ratio will be 0.032, (ii) $2.25 in cash, without interest, and (iii) a non-transferable contingent value right (“CVR”) that provides for contingent consideration of up to $1.00 per share. The contingent consideration may be paid on the achievement of certain regulatory and commercial milestones, as more fully described below. As used herein, “Average Closing Price” means the average daily closing price per share of the ViroPharma Common Stock on The Nasdaq Stock Market for the 20 consecutive trading days ending on (and including) the second trading day immediately prior to the effective time of the Merger.

The boards of directors of the Company and ViroPharma have unanimously approved the Merger and the Merger Agreement. The Merger Agreement is subject to customary closing conditions and contains customary representations, warrants and covenants made by the Company and ViroPharma. The Merger is conditioned upon (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) absence of laws or orders of any governmental authority prohibiting the closing of the Merger or interfering with ViroPharma’s ability to own the Company or requiring ViroPharma to divest all or a material portion of the Company or ViroPharma as a result of the Merger, (iii) adoption of the Merger Agreement by the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock and (iv) other customary closing conditions.

The Merger Agreement provides that, during the period between the date of the Merger Agreement and the closing of the Merger, the Company will operate its business in the ordinary course. Additionally, during such period, the Company is restricted from taking certain actions without obtaining the prior consent of ViroPharma (which may not be unreasonably withheld).

The Merger Agreement prohibits the Company from soliciting or encouraging competing acquisition proposals. However, the Company may, on the terms and subject to the conditions set forth in the Merger Agreement, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal that the Company’s board of directors determines constitutes or would reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and ViroPharma, including, among other things, the right of ViroPharma to terminate the Merger Agreement upon the occurrence of certain regulatory actions related to the Company. Either party may also terminate the Merger Agreement if the Merger has not occurred on or prior to January 15, 2009 and the terminating party is not in breach of the Merger Agreement. The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, the Company will pay ViroPharma a termination fee and/or reimbursement of reasonable, documented expenses.

Contingent Value Rights Agreement

At the closing of the Merger, the Company, ViroPharma and StockTrans, Inc. will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement. The CVR

Agreement sets forth the rights that former stockholders of the Company will have with respect to each CVR to be held by them after the closing of the Merger. Each CVR provides the former stockholders of the Company with the right to receive up to two contingent payments of $0.50 each per share if the Company meets certain targets after the closing of the Merger. The first CVR payment of $0.50 per share would become payable when either (i) the Company’s leading product candidate for the prophylactic and acute treatment of hereditary angioedema (“HAE”), Cinryze™, is approved by the United States Food and Drug Administration (the “FDA”) for acute treatment of HAE and the FDA grants orphan exclusivity for Cinryze™ encompassing the acute treatment of HAE to the exclusion of all other human C1 inhibitor products or (ii) orphan exclusivity for the acute treatment of HAE has not become effective for any third party’s human C1 inhibitor product for two years from the later of the date of closing and the date that orphan exclusivity for Cinryze™ for the prophylaxis of HAE becomes effective. The second CVR payment of $0.50 per share would become payable when Cinryze™ reaches at least $600 million in cumulative net product sales within 10 years of closing. CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Stockholder Voting Agreement

As an inducement to ViroPharma and as a condition to ViroPharma’s entering into the Merger Agreement, Judson Cooper, the Company’s Chairman of the Board of Directors, Executive Vice President and Secretary, and Joshua D. Schein, the Company’s Chief Executive Officer (together, the “Stockholder Parties”), entered into a Stockholder Voting Agreement with ViroPharma, dated July 15, 2008 (the “Voting Agreement”), whereby the Stockholder Parties agreed to vote all of the shares of Company Common Stock currently beneficially owned by them or acquired by them after such date and prior to the date the Voting Agreement terminates in favor of approval of the adoption of the Merger Agreement and approval of the Merger and against any Alternative Transaction, including a Superior Proposal (each as defined in the Merger Agreement). The Stockholder Parties also granted ViroPharma an irrevocable proxy granting ViroPharma the right to vote such shares in accordance with the preceding sentence. The Voting Agreement limits the ability of the Stockholder Parties to sell or otherwise transfer the shares of Company Common Stock beneficially owned by them. As of July 15, 2008, the Stockholder Parties owned an aggregate of approximately 32,766,917 shares of Company Common Stock, representing, after the issuance of shares of Company Common Stock to ViroPharma (as described below), approximately 21.5% of the outstanding shares, and options to purchase approximately 6,054,900 shares of Company Common Stock. The Voting Agreement terminates upon the earliest to occur of (i) the date of the effectiveness of the Merger, (ii) the date of the termination of the Merger Agreement in accordance with its terms, (iii) the date of any material modification or amendment of the Merger Agreement, including but not limited to, a modification of the consideration payable to stockholders of the Company pursuant to the Merger Agreement as in effect on the date of the execution of the Voting Agreement and (iv) notice from the Company.

Equity Investment

Concurrently with the execution of the Merger Agreement, the Company and ViroPharma entered into a Securities Purchase Agreement (the “SPA”), relating to the sale of 9,661,836 shares (the “Shares”) of Company Common Stock, representing approximately 6.3% of the outstanding shares, to ViroPharma at a purchase price of $2.07 per share. The Shares were sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-143196). The net offering proceeds to the Company are expected to be approximately $19,850,000 after deducting estimated expenses. The sale of the Shares was consummated on July 15, 2008.

ViroPharma agreed, prior to the termination of the Merger Agreement, that at every stockholders meeting of the Company, ViroPharma will vote the Shares, in proportion to the vote by the other stockholders of the Company, among other things, (i) in favor of approval of the merger, the merger agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction. This limitation will not apply to any person that ViroPharma transfers any of the Shares to, other than an affiliate of ViroPharma.

Under the SPA, the Company covenants to use the net proceeds from the sale of the Shares solely for the research, development and commercialization of Cinryze™, including but not limited to: (i) building inventory for the potential launch of Cinryze™ for the treatment of HAE in the United States; (ii) obtaining approval for

Cinryze™; (iii) independently commercializing Cinryze™ for the treatment of HAE in the United States; (iv) conducting research and development activities of Cinryze™ for HAE, including clinical trials; (v) opening and operating plasma centers; (vi) developing and implementing related marketing plans; and (vii) related payroll, travel, entertainment, education and other related expenses and corporate overhead. This covenant terminates upon the earlier of the termination of the Merger Agreement or the consummation of the Merger.

Separation Agreements

The Company and ViroPharma have entered into separation agreements (the “Separation Agreements”) with each of Messrs. Cooper and Schein, which (i) provide for their resignation immediately following the closing of the merger, (ii) specify the payments to be received by them in connection with the Merger in a manner consistent with their existing employment agreements (other than with respect to their restricted stock award as described below) and (iii) modify the restrictive covenants under their employment agreements to, among other things, extend the term of the restriction on competition from one to three years. As contemplated by their employment agreements, each of the executives will receive a transaction fee equal to 1.5% of the aggregate transaction value of approximately $442 million (which may increase as a result of the payment of the CVRs discussed above). In addition, they will receive a lump sum severance payment equal to salary and bonus through December 31, 2012, they will be eligible to continue to participate in certain health and welfare plans through December 31, 2012 and the Company will pay the executives a grossup for any applicable golden parachute excise taxes. The aggregate amount of these cash payments (including the transaction fee and the grossup payment) are subject to a cap of 3.25% of the aggregate transaction value of approximately $442 million (which may increase as a result of the payment of the CVRs discussed above).

Pursuant to the terms of the Separation Agreements and/or grant agreements, any unvested options and restricted stock will be deemed vested on the closing of the Merger.

The foregoing summary of the Merger Agreement, the Voting Agreement, the Securities Purchase Agreement, the Separation Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the Merger Agreement, which is Exhibit 2.1 hereto, the form of CVR Agreement, which is Exhibit 10.1 hereto, the Voting Agreement, which is Exhibit 10.2 hereto, the Securities Purchase Agreement, which is Exhibit 10.3, and the Separation Agreements, which are Exhibits 10.4 and 10.5. These agreements are incorporated by reference into this Current Report on Form 8-K.

The Merger Agreement, the CVR Agreement, the Voting Agreement, the Securities Purchase Agreement and the Separation Agreements have been filed to provide investors and security holders with information regarding their respective terms. These agreements are not intended to provide any other factual information about the Company or ViroPharma. The Merger Agreement, the CVR Agreement, the Voting Agreement, the Securities Purchase Agreement and the Separation Agreements contain representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in the representations and warranties in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company and ViroPharma delivered in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, the CVR Agreement, the Voting Agreement, the Securities Purchase Agreement and the Separation Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided under the caption “Separation Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Additional Information About this Transaction

In connection with the proposed merger, ViroPharma will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of ViroPharma. The Company will mail the proxy statement/prospectus to its stockholders. The Company and ViroPharma urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from the Company’s website (www.levpharma.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from ViroPharma’s website (www.viropharma.com) under the tab “Investors” and then under the item “SEC Filings.”

Proxy Solicitation

The Company, ViroPharma and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company’s stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on April 16, 2008. You can find information about ViroPharma’s executive officers and directors in definitive proxy statement filed with the SEC on April 11, 2008. You can obtain free copies of these documents from the Company and ViroPharma.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2008, by and among ViroPharma Incorporated, HAE Acquisition Corp. and Lev Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc. and StockTrans, Inc.

10.2	Stockholder Voting Agreement, dated as of July 15, 2008, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc., Judson Cooper and Joshua Schein.

10.3	Securities Purchase Agreement, dated as of July 15, 2008, by and between ViroPharma Incorporated and Lev Pharmaceuticals, Inc. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2008).

10.4	Separation Agreement, dated July 15, 2008, by and between Lev Pharmaceuticals, Inc., ViroPharma Incorporated and Joshua Schein.

10.5	Separation Agreement, dated July 15, 2008, by and between Lev Pharmaceuticals, Inc., ViroPharma Incorporated and Judson Cooper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lev Pharmaceuticals, Inc.

July 18, 2008	By:	/s/ Joshua D. Schein, Ph.D.
	Name:	Joshua D. Schein, Ph.D.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2008, by and among ViroPharma Incorporated, HAE Acquisition Corp. and Lev Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc. and StockTrans, Inc.

10.2	Stockholder Voting Agreement, dated as of July 15, 2008, by and among ViroPharma Incorporated, Lev Pharmaceuticals, Inc., Judson Cooper and Joshua Schein.

10.3	Securities Purchase Agreement, dated as of July 15, 2008, by and between ViroPharma Incorporated and Lev Pharmaceuticals, Inc. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2008).

10.4	Separation Agreement, dated July 15, 2008, by and between Lev Pharmaceuticals, Inc., ViroPharma Incorporated and Joshua Schein.

10.5	Separation Agreement, dated July 15, 2008, by and between Lev Pharmaceuticals, Inc., ViroPharma Incorporated and Judson Cooper.